Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-4 of The Potomac Edison Company of our report dated March 10, 2005 relating to the financial statements and financial statement schedule, which appears in its Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

August 25, 2005